*For Immediate Release*

Contact:

William C. Calderara

President and Chief Executive Officer

(203) 720-5000

NAUGATUCK VALLEY FINANCIAL CORPORATION

AND NAUGATUCK VALLEY SAVINGS AND LOAN

ANNOUNCE ADDITIONAL EXECUTIVE MANAGEMENT APPOINTMENTS

Naugatuck, Connecticut; May 9, 2013. Naugatuck Valley Financial Corporation (the “Company”) (NasdaqGM: NVSL), the holding company for Naugatuck Valley Savings and Loan (the “Bank” or “Naugatuck Valley”), announced today the appointment of James E. Cotter as Executive Vice President and Chief Operating Officer of both the Company and the Bank and the appointment of Mark C. Foley as Executive Vice President and Chief Credit Policy Officer of the Bank. Mr. Foley succeeds Mark S. Graveline as the Bank’s Chief Lending Officer.

William C. Calderara, President and Chief Executive Officer of both the Company and the Bank, said, “James Cotter and Mark Foley are well-respected and experienced community bank executives and we are extremely pleased that they have joined Naugatuck Valley. On behalf of Naugatuck Valley, I want to express our appreciation to Mark Graveline for his service as Chief Lending Officer. Mark will continue to contribute to Naugatuck Valley as a Senior Vice President and Business Development Officer of the Bank.”

Mr. Cotter, a registered certified public accountant, has over 25 years of experience in all aspects of banking and bank management and has held senior executive officer positions at several community banks. He joins Naugatuck Valley from Newtown Savings Bank (Newtown, Connecticut) where he served as Senior Vice President – Retail Banking. Earlier in his career he served as Senior Vice President of Fairfield County Bank (Ridgefield, Connecticut), Vice President, Controller and Audit Manager of the former The Bank of New Haven (New Haven, Connecticut), and Vice President of Operations and Director of Internal Audit of the former OmniBank (Clinton, Connecticut). He also served as Director of Financial Operations and Treasury Management of Saint Rafael Healthcare System, Inc. (New Haven, Connecticut). Mr. Cotter holds a Masters of Business Administration (Accounting) degree from the University of New Haven and a Bachelors of Science (Finance) degree from the University of Connecticut.

Mr. Foley has over 20 years of experience in the banking industry. He joins Naugatuck Valley from Patriot National Bank (Stamford, Connecticut) where he served as Executive Vice President and Chief Credit Officer. Earlier in his career he served as Chief Credit Officer and Chief Risk Officer of Herald National Bank (New York, New York), Chief Executive Officer and Managing Director of Oyak Bank A.S. (Istanbul, Turkey), a spin-off of the Istanbul branch office operations of the former Bank of Boston, and Vice President of the former The First National Bank of Boston (Boston, Massachusetts). In addition to his employment in banking, he served as Managing Director of Forensic Investigative Associates/T&M Protection and earlier as Chief Financial Officer of Thacher Associates LLC (New York, New York), a firm specializing in large scale construction project integrity risk management and investigations. Mr. Foley holds a Masters of Arts (International Studies) degree from The Johns Hopkins University School of Advanced International Studies, and a Bachelors of Arts (Economics) degree from Framingham State College. Foley has been an adjunct faculty member at NYU and pursued post graduate studies at Rutgers.

Naugatuck Valley Financial Corporation is the holding company for Naugatuck Valley Savings and Loan. In addition to its main office in Naugatuck, the Bank operates nine other branch offices in Southwestern Connecticut. The Bank is a community-oriented financial institution dedicated to serving the financial services needs of consumers and businesses within its market area.

This press release contains forward-looking statements with the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are often identified by forward-looking words such as “expect,” “believe,” anticipate,” or other words with similar meanings. Forward-looking statements are not statements of fact and a number of factors could cause actual results to differ materially from expected results. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release. Except as may be required by applicable law, the Company assumes no obligation to update or revise any such forward-looking statements. For additional discussion of the risks and uncertainties generally applicable to the Company, see the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2012 and its subsequent Quarterly Reports on Form 10-Q.